EXHIBIT 10.05

                               OPTION TO PURCHASE
                               ------------------

     Option Agreement ("Agreement") made as of February 21, 2007, by and between PIONEER REALTY HOLDINGS, LLC, a New York limited liability company ("Pioneer"), having an address at 41 Annett Avenue, Edgewater, New Jersey 07020, and COLONIAL COMMERCIAL CORP., having an address at 275 Wagaraw Road, Hawthorne, New Jersey 07506 ("Colonial"). Pioneer and Colonial are sometimes referred to as the "parties."

                                    Recitals

     A. Pioneer is the owner of a improved property located at 2213 Route 9, Town of Fishkill, Dutchess County, NY (the "Premises") which is presently being leased to The RAL Supply Group, Inc. ("RAL"), a wholly-owned subsidiary of Colonial, pursuant to a Lease dated September 1, 1998, as modified under agreements dated as of September 30, 2003 and April 12, 2005, respectively (the "Lease").

     B. Pioneer is owned by a group of private investors that includes William Pagano ("Pagano").

     C. Pioneer has commenced a renovation and expansion of the Premises. Upon completion, the entire renovated Premises will be leased to RAL under the terms of the Lease.

     D. In accordance with resolutions adopted at a Colonial Board of Directors meeting on January 18, 2007, as of the date hereof Colonial will enter into a third modification of the terms of the Lease, including an increase in rent payments due under the Lease, provided that Pioneer grant Colonial an option to purchase the Premises exercisable through July 31, 2007.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration the receipt of which is hereby acknowledged, and intending to be legally bound hereby, Pioneer and Colonial agree as follows:

1. Pioneer hereby grants Colonial the option ("Option") to purchase the Premises for (i) an exercise price equal to Pioneer's total financial investment in the Premises through the date of exercise and (ii) the release of Pagano (and any other guarantors) from all bank guaranties of mortgage loans secured by the Premises. The Option shall expire on July 31, 2007.

2. The Option may be exercised by delivery of a notice of exercise to Pioneer, followed by payment of the exercise price in full and release of all bank guarantors, within thirty (30) days of receipt from Pioneer of a detailed calculation of the exercise price.

3. Any and all notices to be given under this Agreement shall be in writing and shall be deemed to have been duly given immediately when personally delivered, on the next business day when delivered by overnight courier, or three days after being mailed by first class registered or certified mail, return receipt requested, addressed to the parties at the addresses set forth above (or at such other address as any party may specify by notice to all other parties given as aforesaid).


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4.  This writing constitutes the entire agreement of the parties with respect to the subject matter hereof, supersedes all prior agreements or understandings of the parties relating thereto, and may not be modified, amended or terminated except by a written agreement.

5. This Agreement shall be binding upon and inure to the benefit of each party hereto, its successors and assigns. Neither party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other.

6. Each party hereto shall cooperate, shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

7. This Agreement shall be governed and construed in accordance with the laws of the State of New York, applicable to agreements made and to be performed within such State. Any disputes, controversies or claims ("Disputes") arising out of or relating to the transactions contemplated herein, or the breach thereof, shall be referred to a single arbitrator selected in accordance with the rules of the American Arbitration Association ("AAA") sitting in New York City, New York and enforcement of and/or challenges to any determination made by such arbitrator shall be determined in accordance with the laws of the State of New York. Any award issued by the AAA shall be final and binding, and judgment upon the award rendered may be entered in any court having jurisdiction. Such arbitration shall be the exclusive method of resolving Disputes. Each party shall be liable for its own attorney's fees.

8. No course of dealing between the parties to this Agreement or any failure or delay on the part of either party in exercising any rights or remedies or enforcing any of the provisions of the Agreement shall be construed as a waiver of such provisions or preclude the exercise of any other rights or remedies or the enforcement of any provisions hereunder.

9. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of any party. No failure or delay (in whole or in part) on the part of either party hereto to exercise any right or remedy hereunder will impair any such right or remedy, operate as a waiver thereof, or affect any right or remedy hereunder. All rights and remedies hereunder are cumulative and are not exclusive of any other rights or remedies provided hereunder or by law

10. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile shall have the same force and effect as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile shall also deliver an original executed counterpart of this Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Agreement as to such party or any other party.


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IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day, month  and  year  first  above  written.

PIONEER REALTY HOLDINGS, LLC


By:     /s/ William Pagano
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Name:   William Pagano
Title:  Managing Member


COLONIAL COMMERCIAL CORP.


By:     /s/  William Salek
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Name:   William  Salek
Title:  CFO, Secretary